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                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $1.00 per share, beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

June 30, 1999

                                    LONGVIEW CAPITAL MANAGEMENT, LLC


                                    By:  /s/ Charles H. Goodman
                                         -------------------------
                                         President

                                    CHARLES H. GOODMAN


                                         /s/ Charles H. Goodman
                                    ------------------------------


                                    JAMES S. CROWN


                                         /s/ James S. Crown
                                    ------------------------------


                                    A. STEVEN CROWN



                                         /s/ A. Steven Crown
                                    ------------------------------


                                    WILLIAM H. CROWN


                                         /s/ William H. Crown
                                    ------------------------------



                                    GEOFFREY F. GROSSMAN, Not Individually
                                    But Solely as Trustee of The Edward Trust


                                         /s/ Geoffrey F. Grossman
                                    ------------------------------